                                                              EXHIBIT 1

                                                         Execution Copy
                                                         --------------

-----------------------------------------------------------------------
-----------------------------------------------------------------------





                            STOCK EXCHANGE AGREEMENT

                                     between

                                 PAUL G. ALLEN

                                     - and -

                                    HSN, INC.




                                  ------------


                                  MAY 20, 1997

                                  ------------

-----------------------------------------------------------------------
-----------------------------------------------------------------------

                                     STOCK EXCHANGE AGREEMENT

                                         TABLE OF CONTENTS
                                         -----------------
                                                                   Page No.
                                                                   --------

         ARTICLE  I              CERTAIN DEFINITIONS...............   1

         ARTICLE II              EXCHANGE..........................   5

              Section 2.01.      Exchange of Shares for shares
                                   of HSNi Common Stock............   5
              Section 2.02.      Delivery of HSNi Shares...........   5

         ARTICLE III             REPRESENTATIONS AND WARRANTIES OF
                                 THE STOCKHOLDER...................   6

              Section 3.01.      Organization and Good Standing....   6
              Section 3.02.      Capitalization....................   7
              Section 3.03.      Due Authorization; Execution and
                                   Delivery........................   8
              Section 3.04.      Absence of Breach; No Conflict....   8
              Section 3.05.      The Shares........................   9
              Section 3.06.      Investment Purpose................   9
              Section 3.07.      Brokers...........................  10
              Section 3.08.      Commission Documents; Financial
                                   Information.....................  10
              Section 3.09.      Approvals; Compliance with Laws...  11
              Section 3.10.      Litigation........................  12
              Section 3.11.      Related Party Transactions........  12
              Section 3.12.      Absence of Certain Events; No
                                   Material Adverse Change.........  13
              Section 3.13.      Full Disclosure...................  14

         ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF HSNi......  15

              Section 4.01.      Organization and Good Standing....  15
              Section 4.02.      Capitalization....................  15
              Section 4.03.      Due Authorization; Execution
                                   and Delivery....................  16
              Section 4.04.      Absence of Breach; No Conflict....  17
              Section 4.05.      The HSNi Shares...................  17
              Section 4.06.      Investment Purpose................  17
              Section 4.07.      Brokers...........................  18
              Section 4.08.      Commission Documents; Financial
                                   Information.....................  18
              Section 4.09.      Approvals; Compliance with Laws...  19
              Section 4.10.      Litigation........................  20
              Section 4.11.      Related Party Transactions........  20


                                                                   Page No.
                                                                   --------

              Section 4.12.      Absence of Certain Events;
                                   No Material Adverse Change......  20
              Section 4.13.      Full Disclosure...................  21

         ARTICLE V     COVENANTS OF THE PARTIES....................  22

              Section 5.01.      Additional HSNi Shares............  22
              Section 5.02.      Registration Rights...............  22
              Section 5.03.      HSR Filings.......................  23
              Section 5.04.      Access to Information.............  23
              Section 5.05.      Further Action....................  24
              Section 5.06.      Conduct of Business...............  24
              Section 5.07.      Tag-Along Rights..................  25
              Section 5.08.      Stockholders Agreement............  25

         ARTICLE VI    DIRECTORS...................................  26

              Section 6.01.      Director Election.................  26
              Section 6.02.      HSNi Director Appointment.........  26

         ARTICLE VII   CLOSING; SECOND CLOSING.....................  27

              Section 7.01.      Closing...........................  27
              Section 7.02.      Deliveries........................  27
              Section 7.03.      Second Closing....................  27
              Section 7.04.      Deliveries at Second Closing......  27

         ARTICLE VIII  CONDITIONS PRECEDENT TO THE OBLIGATIONS
                       OF THE STOCKHOLDER TO EXCHANGE, SELL AND
                       DELIVER THE SHARES..........................  27

              Section 8.01.      Accuracy of HSNi's
                                   Representations and Warranties..  28
              Section 8.02.      Performance by HSNi...............  28
              Section 8.03.      HSR Act...........................  28
              Section 8.04.      No Injunction.....................  28
              Section 8.05.      Information Statements............  28
              Section 8.06.      Stockholders Agreement............  28
              Section 8.07.      No Adverse Decision or Action.....  28
              Section 8.08.      No Material Adverse Effect........  29
              Section 8.09.      Approvals and Consents............  29
              Section 8.10.      Proceedings.......................  29

         ARTICLE IX    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                       OF HSNi TO EXCHANGE, ISSUE AND DELIVER
                       THE SHARES..................................  30

              Section 9.01.      Accuracy of the Stockholder's
                                   Representations and Warranties..  30

                                                                   Page No.
                                                                   --------

              Section 9.02.      Performance by the Stockholder....  30
              Section 9.03.      No Adverse Action or Decision.....  30
              Section 9.04.      No Material Adverse Effect........  30
              Section 9.05.      No Injunction.....................  31
              Section 9.06.      Approvals and Consents............  31
              Section 9.07.      HSR Act...........................  31
              Section 9.08.      Information Statements............  31
              Section 9.09.      Proceedings.......................  31

         ARTICLE X     TERMINATION; EXPENSES.......................  31

              Section 10.01.     Termination by Mutual Written
                                   Consent.........................  31
              Section 10.02.     Termination by the Stockholder
                                   or HSNi.........................  32
              Section 10.03.     Termination by HSNi...............  32
              Section 10.04.     Termination by the Stockholder....  32
              Section 10.05.     Expenses..........................  33

         ARTICLE XI    SURVIVAL OF REPRESENTATIONS AND
                       WARRANTIES..................................  33

         ARTICLE XII   CONFIDENTIALITY.............................  33

         ARTICLE XIII  MISCELLANEOUS...............................  34

              Section 13.01.     Notices...........................  34
              Section 13.02.     Entire Agreement..................  36
              Section 13.03.     Successors and Assigns............  36
              Section 13.04.     Paragraph Headings................  36
              Section 13.05.     Reasonable Efforts................  36
              Section 13.06.     Applicable Law....................  37
              Section 13.07.     Severability......................  37
              Section 13.08.     Equitable Remedies................  37
              Section 13.09.     No Waiver.........................  37
              Section 13.10.     Counterparts......................  38



         Exhibit A     Stockholders Agreement

                           STOCK EXCHANGE AGREEMENT


                   AGREEMENT made and entered into on this 20th day of May, 1997, between PAUL G. ALLEN (the "Stockholder") and HSN, INC., a
                                           -----------
         Delaware corporation ("HSNi").
                                ----

                             W I T N E S S E T H :
                             - - - - - - - - - -

                   WHEREAS, the Stockholder is the owner of 12,283,014 shares
         (the "Shares") of common stock, no par value ("Common Stock"), of
               ------                                   ------------
         Ticketmaster Group, Inc., an Illinois corporation (the "Company");
                                                                 -------

                   WHEREAS, the Stockholder desires to exchange with HSNi, and HSNi desires to exchange with the Stockholder, the Shares for shares of common stock, $.01 par value per share ("HSNi Common Stock"), of HSNi,
                                                  -----------------
         upon the terms and subject to the conditions hereinafter set forth; and

                   WHEREAS, the Stockholder and the Company are entering into this Agreement to provide for said exchange (the "Exchange") and to
                                                           --------
         establish various rights and obligations in connection therewith, upon the terms and subject to the conditions hereinafter set forth.

                   NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------


                   "Additional HSNi Shares" shall have the meaning set forth in
                    ----------------------
         Section 2.02 of this Agreement.

                   "Affiliate" shall have the meaning set forth in Rule 12b-2
                    ---------
         promulgated by the Commission under the Exchange Act.

                   "Balance Sheet" shall have the meaning set forth in Section
                    -------------
         3.08 of this Agreement.

                   "Balance Sheet Date" shall have the meaning set forth in
                    ------------------
         Section 3.08 of this Agreement.

                   "Bank Consent" shall mean the consent or waiver by the banks
                    ------------
         under the Credit Agreement to the transactions contemplated hereby.

                   "Bank Refinancing" shall have the meaning set forth in
                    ----------------
         Section 5.05 of this Agreement.

                   "Business Day" shall mean any day except a Saturday, Sunday
                    ------------
         or other day on which commercial banks in the City of New York are not open for the transaction of business.

                   "Closing" shall have the meaning set forth in Section 7.01 of
                    -------
         this Agreement.

                   "Closing Date" shall have the meaning set forth in
                    ------------
         Section 7.01 of this Agreement.

                   "Commission" shall mean the Securities and Exchange
                    ----------
         Commission.

                   "Commission Documents" shall have the meaning set
                    --------------------
         forth in Section 3.08 of this Agreement.

                   "Common Stock" shall have the meaning set forth in
                    ------------
         the recitals to this Agreement.

                   "Company" shall mean Ticketmaster Group, Inc., an
                    -------
         Illinois corporation.

                   "Company Information Statement" shall have the
                    -----------------------------
         meaning set forth in Section 6.01 of this Agreement.

                   "Credit Agreement" shall mean the Company's Credit
                    ----------------
         Agreement dated as of November 18, 1994, as amended, among the Company, its lenders and Wells Fargo Bank, National Association, as agent.


                   "Diller" shall mean Mr. Barry Diller.
                    ------

                   "Exchange Act" shall mean the Securities Exchange
                    ------------
         Act of 1934, as amended.

                   "Fair Market Value" shall mean the unweighted average closing
                    -----------------
         price of a share of HSNi Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), during the period in question or, if the HSNi Common Stock is no longer quoted on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the HSNi Common Stock is listed or admitted to trading; provided, however, that if the Fair
                                           --------  -------
         Market Value is less than $20 per share, Fair Market Value shall be deemed to be $20 per share.

                   "FCC" shall mean the Federal Communications Commission.
                    ---

                   "FCC Excess Shares" shall have the meaning set forth in
                    -----------------
         Section 2.02(c) of this Agreement.

                   "Form 10-K" shall have the meaning set forth in Section 3.08
                    ---------
         of this Agreement.

                   "Form S-1" shall mean the registration statement of the
                    --------
         Company on Form S-1, as amended through the date hereof, filed with the Commission on September 20, 1996.

                   "GAAP" shall mean United States generally accepted accounting
                    ----
         principles.

                   "HSNi Certificate" shall have the meaning set forth in
                    ----------------
         Section 4.01 of this Agreement.

                   "HSNi Class B Stock" shall have the meaning set forth in
                    ------------------
         Section 4.02 of this Agreement.

                   "HSNi Commission Documents" shall have the meaning set forth
                    -------------------------
         in Section 4.08 of this Agreement.

                   "HSNi Common Stock" shall have the meaning set forth in the
                    -----------------
         recitals to this Agreement.

                   "HSNi Form 10-K" shall have the meaning set forth in
                    --------------
         Section 4.08 of this Agreement.

                   "HSNi Form S-4" shall have the meaning set forth in
                    -------------
         Section 4.02 of this Agreement.

                   "HSNi Shares" shall have the meaning set forth in
                    -----------
         Section 2.01 of this Agreement.

                   "HSR Act" shall mean Hart-Scott-Rodino Antitrust
                    -------
         Improvements Act of 1976.

                   "Information Statement" shall mean the Information Statement
                    ---------------------
         relating to the Exchange mailed to HSNi shareholders in accordance with Rule 14c-2 under the Exchange Act.

                   "Joint Ventures" shall have the meaning set forth
                    --------------
         in Section 3.01 of this Agreement.

                   "Laws" shall have the meaning set forth in Section
                    ----
         3.09 of this Agreement.

                   "Liberty Agreements" shall have the meaning set
                    ------------------
         forth in Section 4.02 of this Agreement.

                   "Liens" shall mean any lien, claim, charge, restriction,
                    -----
         pledge, mortgage, security interest or other encumbrance.

                   "Loss" or "Losses" shall have the meaning set forth
                    ----      ------
         in Section 11.01 of this Agreement.

                   "Material Adverse Effect" shall mean a material
                    -----------------------
         adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the party in question.

                   "Permitted Transferees" shall have the meaning set
                    ---------------------
         forth in the Stockholders Agreement.

                   "Representatives" shall have the meaning set forth
                    ---------------
         in Section 5.04.

                   "Restated By-laws" shall mean the By-laws of the
                    ----------------
         Company, as amended and restated and in effect on the date hereof.

                   "Restated Certificate" shall mean the Articles of
                    --------------------
         Incorporation of the Company, as amended and restated and in effect on the date hereof.

                   "Second Closing" shall have the meaning set forth
                    --------------
         in Section 7.03 of this Agreement.

                   "Securities Act" shall mean the Securities Act of
                    --------------
         1933, as amended.

                   "Shareholders Agreement" shall mean the Shareholders
                    ----------------------
         Agreement dated as of December 15, 1993 by among Paul Allen, on the one hand, and HG, Inc. and the other signatories thereto, on the other hand.

                   "Shares" shall have the meaning set forth in the
                    ------
         recitals to this Agreement.

                   "Stockholder" shall mean Mr. Paul G. Allen and his
                    -----------
         successors.

                   "Stockholders Agreement" shall have the meaning set forth
                    ----------------------
         in Section 5.08 of this Agreement.

                   "Subsidiary" shall mean each corporation or other entity of
                    ----------
         which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the party in question.


                                    ARTICLE II

                                     EXCHANGE
                                     --------

                   Section 2.01. Exchange of Shares for shares of HSNi Common
                                 --------------------------------------------
         Stock. Upon the terms and subject to the conditions hereinafter set
         -----
         forth, the Stockholder shall exchange, assign, transfer and deliver the Shares to HSNi, or to any direct or indirect subsidiary of HSNi designated by HSNi, at the Closing, as described in Section 7.01; and, in consideration therefor, HSNi shall issue, exchange, sell and deliver to the Stockholder an aggregate of 7,238,507 shares (the "HSNi Shares")
                                                                   -----------
         of HSNi Common Stock as provided in Section 2.02 and subject to adjustment as therein provided.

                   Section 2.02.  Delivery of HSNi Shares.  (a)  Subject to
                                  -----------------------
         adjustment as provided in subparagraph (b) below, at the Closing, HSNi shall deliver certificates representing the HSNi Shares, bearing a legend regarding restrictions on transfer under the Securities Act.

                   (b) The number of HSNi Shares to be issued to the Stockholder in exchange for the Shares shall be subject to adjustment as follows: if the Fair Market Value during the first 20 trading days in July 1998 is less than $29 per share, additional shares ("Additional HSNi
                                                         ---------------
         Shares") of HSNi Common Stock shall be issued to the Stockholder
         ------
         as additional consideration in exchange for the Shares. The number of Additional HSNi Shares to be issued shall equal the difference between the number obtained by dividing $209,916,709 by the Fair Market Value and the number of HSNi Shares. Notwithstanding the foregoing, no adjustment shall be required or made if the Fair Market Value during any consecutive 20 trading day period commencing on December 1, 1997 and ending on the day immediately prior to the Second Closing equals or exceeds $29 per share.

                   (c) In the event that the issuance of all or any portion of the Additional HSNi Shares would cause the Stockholder to be in violation of the rules and regulations of the FCC, the Stockholder, at his option, may elect to (i) receive in lieu of the Additional HSNi Shares that may not be issued under FCC law (the "FCC Excess Shares") non-voting participating preferred stock of HSNi, convertible upon transfer or upon compliance with FCC regulatory restrictions into HSNi Common Stock, and designed to be the economic equivalent of the FCC Excess Shares, (ii) deliver a proxy complying with FCC law to Diller to vote the FCC Excess Shares or (iii) enter into such other arrangements to comply with FCC law as are acceptable to HSNi.

                   (d) The number of Shares, HSNi Shares and/or Additional HSNi Shares shall be appropriately and equitably adjusted to reflect
         (i) the payment of any dividend or other distribution on such shares,
         (ii) any stock split, combination or reclassification of such shares, or (iii) any consolidation, merger or other event which results in the conversion or exchange of such shares.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
               -------------------------------------------------

                   The Stockholder hereby represents and warrants to HSNi as follows:

                   Section 3.01.  Organization and Good Standing. The
                                  ------------------------------
         Company is a corporation duly organized, validly existing and in good standing under the laws of Illinois, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries considered as a whole. The Company has full corporate power and authority to own and manage its properties and to carry on its business as it is now being (and as it is currently proposed to be) conducted. The copies of the Company's Restated Certificate and Restated By-laws and other organizational documents and instruments (in each case, as amended and/or restated through the date hereof), filed by the Company with the Commission prior to the date hereof, are true, complete and correct copies thereof. The Restated Certificate and the Restated By-laws will be in full force and effect on and prior to the Closing Date. Except for the joint ventures (the "Joint Ventures"), disclosed in the Commission
                              --------------
         Documents filed prior to the date hereof or as set forth on Schedule
         3.01 hereof, the Company does not own any interest in any other company or entity other than the Subsidiaries of the Company. Each Subsidiary of the Company and, to the knowledge of the Stockholder, each Joint Venture is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted, except as would not result in any Material Adverse Effect on the Company and its Subsidiaries considered as a whole. All outstanding shares of the capital stock of each Subsidiary of the Company and, to the knowledge of the Stockholder, equity interests of the Company in each Joint Venture have been validly issued and are fully paid and nonassessable. Except as disclosed in the Commission Documents filed prior to the date hereof, there are no outstanding options, warrants, rights, agreements or commitments of any nature whatsoever of any third party to subscribe for or purchase any equity security of any Subsidiary of the Company or, to the knowledge of the Stockholder, of any Joint Venture or to cause any Subsidiary of the Company or, to the knowledge of the Stockholder, any Joint Venture to issue any such equity security.

                   Section 3.02.  Capitalization.  The authorized
                                  --------------
         capitalization of the Company as of the date hereof consists of:
         80,000,000 shares of Common Stock, no par value, one share of series A redeemable convertible preferred stock, no par value (the "Series A
                                                                    --------
         Stock"), and 19,999,999 shares of undesignated preferred stock
         -----
         no par value ("Preferred Stock"), of which, as of the date hereof
                        ---------------
         there were 24,739,715 shares of Common Stock outstanding (and 1,252,942 shares issuable upon exchange of the Class B shares of Ticketmaster Canada Acquisition Limited) and no shares of Series A Stock or Preferred Stock outstanding. All such shares outstanding on the date hereof are, and any shares that will be issued under the Restated Certificate, when issued, will be, duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 3.02 hereof and other than options to purchase an aggregate of 4,408,251 shares of Common Stock issued pursuant to employee benefit plans of the Company, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Company requiring or providing for, and there are no outstanding debt or equity securities of the Company which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by the Company of any new or additional shares of Common Stock (or any other securities of the Company which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of Common Stock). There are no preemptive or other similar rights available to the existing holders of Common Stock or other securities of the Company.

                   Section 3.03. Due Authorization; Execution and Delivery. The
                                 -----------------------------------------
         execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and by the Board of Directors of the Company (including such authorization as may be required so that no state anti-takeover statute or similar statute or regulation including, without limitation, Section 5/11.75 of the Illinois Business Corporation Act, is or becomes operative with respect to this Agreement or the transactions contemplated hereby), and, except (if applicable) for requirements under Rule 14f-1 under the Exchange Act to transmit the Company Information Statement to the Company's stockholders at least 10 days prior to the date that persons designated by HSNi constitute a majority of the Company's Board, no other action by the Stockholder or corporate proceedings on the part of the Company are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   Section 3.04.  Absence of Breach; No Conflict.  Except
                                  ------------------------------
         as disclosed in the Commission Documents filed prior to the date hereof or as set forth on Schedule 3.04 hereto, the execution, delivery, and performance of this Agreement by the Stockholder, and the consummation by the Stockholder of the transactions contemplated hereby, will not
         (a) give rise to a right to (or otherwise) terminate, accelerate the maturity of or increase any payment due under, conflict with, result in a breach or violation of any of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any approval, waiver or consent under, or result in the creation or imposition of any Lien upon any property or assets of the Stockholder, the Company or any of its

         Subsidiaries pursuant to the terms of, any note, bond, mortgage, pledge, indenture, deed of trust, lease, agreement, indemnity, obligation, commitment, instrument, franchise, license, certificate or permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets may be bound; (b) violate or conflict with any term or provision of the restated certificate of incorporation, by-laws or equivalent organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of the Company or any Subsidiary of the Company (and in each case as in effect on the Closing Date); (c) violate any judgment, decree, order, writ, statute, rule or regulation of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties or assets or (d) to the knowledge of the Stockholder, violate or conflict with any term or provision of any Joint Venture. No employment agreement or other contract with any Company employee contains any provision that would permit such employee to terminate such agreement or contract or receive additional or accelerated payments or benefits upon consummation of the transactions contemplated hereby.

                   Section 3.05.  The Shares.  (a)  The Shares have
                                  ----------
         been duly authorized and legally and validly issued, are fully paid and nonassessable, and represent all of the issued and outstanding shares of capital stock of the Company held by the Stockholder.

                   (b) The Stockholder has full beneficial ownership of the Shares, subject to his obligations under the Shareholders Agreement, and on the Closing Date shall possess full authority and power to convey the same to HSNi, free and clear of any and all Liens, and preemptive and other similar rights. Except as disclosed on
         Schedule 3.05 hereof, the Shareholders Agreement is the only agreement, arrangement or understanding relating to the Shares to which the Stockholder is a party, and since December 15, 1993, there have been no amendments thereto. Schedule 3.05 hereof sets forth the identity of the persons who have rights under the Shareholders Agreement and the maximum number of shares of Brick Common Stock as to which each such person may exercise "Tag-Along Rights" thereunder.

                   Section 3.06.  Investment Purpose.  The Stockholder
                                  ------------------
         is acquiring the HSNi Shares solely for the purpose of investment and not with view to, or for offer or sale in connection with, any distribution thereof. The Stockholder acknowledges and understands that the HSNi Shares may not be sold except in compliance with the registration requirements of the Securities Act, unless an exemption therefrom is available.

                   The Stockholder hereby acknowledges and agrees that upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act and the rules and regulations thereunder, the certificates representing the HSNi Shares (including shares of HSNi Common Stock issuable as Additional HSNi Shares) may bear the following legend on the reverse side thereof:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE (THE `SHARES') HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS REGULATING THE SALE OF SECURITIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         Section 3.07.  Brokers.  Other than Montgomery Securities,
                        -------
         the fees of which shall be paid by HSNi (not to exceed the amount previously disclosed to HSNi), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder or the Company.

                   Section 3.08.  Commission Documents; Financial Information.
                                  -------------------------------------------
         The Company's Form S-1 filed with the Commission on September 20, 1996, as amended, the Company's Form 10-K in respect of the fiscal year ended January 31, 1997 (the "Form 10-K"), and each report, schedule, proxy,
                                ---------
         information statement or registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by the Company with the Commission on or before the Closing Date are collectively referred to as the "Commission
                                                           ----------
         Documents". As of their respective filing dates, the Commission
         ---------
         Documents complied (or will comply) in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Commission Documents, and as of their respective dates none of the Commission Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply (or will comply) as of their respective dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates, in all material respects, the consolidated financial position of the Company and the Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of the Company and its Subsidiaries at January 31, 1997 included in the Form 10-K is hereinafter referred to as the "Balance Sheet", and January 31, 1997 is
                                         -------------
         hereinafter referred to as the "Balance Sheet Date."
                                         ------------------

                   Except as and to the extent expressly set forth in the Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the Form 10-K or Schedule 3.08 hereof, (i) as of the Balance Sheet Date, neither the Company nor its Subsidiaries had any liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any such liabilities or obligations other than in the ordinary course of business.

                   Section 3.09.  Approvals; Compliance with Laws.
                                  -------------------------------
         (a) Except (i) as disclosed in the Commission Documents filed prior to the date hereof or as set forth on Schedule 3.09(a) hereof and (ii) for any filings, notices, applications and other information as may be required to be made or supplied pursuant to the HSR Act or the Exchange Act, no notices, reports or other filings are required to be made by the Stockholder, the Company or any of its Subsidiaries with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Stockholder, the Company or any of its Subsidiaries from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                   (b)  Except as set forth on Schedule 3.09(b) or as
         set forth in the Commission Documents filed prior to the date hereof and except as would not result in any Material Adverse Effect on the Company and its Subsidiaries considered as a whole, the business of the Company and each of its Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, county and local ordinances, statutes, rules, regulations and laws (collectively "Laws").
          ----

                   Section 3.10.  Litigation.  Except as would not result in any
                                  ----------
         Material Adverse Effect on the Company and its Subsidiaries considered as a whole, there are no judicial, administrative or arbitral actions, suits, claims, inquiries, investigations or proceedings (whether of a public or private nature) pending or, to the knowledge of the Stockholder, threatened against the Company, any of its Affiliates (relating to the Company or its Subsidiaries) or any of the Company's Subsidiaries.

                   Section 3.11.  Related Party Transactions.  Except
                                  --------------------------
         as set forth on Schedule 3.11 hereto or as disclosed in the Commission Documents filed prior to the date hereof, since January 1, 1996, there is no transaction required to be disclosed under the Securities Act or the Exchange Act pursuant to which an Affiliate of the Company and/or any person who beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) five percent or more of the outstanding Common Stock of the Company (other than the Subsidiaries) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any Subsidiary of the Company. Except as disclosed in the Commission Documents filed prior to the date hereof or as set forth on Schedule 3.11 hereto, since January 1, 1996, there is no transaction required to be disclosed under the Securities Act or the Exchange Act pursuant to which an Affiliate of the Company and/or any person who beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) five percent or more of the outstanding Common Stock of the Company (other than the Subsidiaries) (a) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner or Associate (as such term is defined in Rule 12b-2 under the Exchange Act) of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any Subsidiary of the Company,
         (ii) engaged in a
         business related to the business of the Company or any Subsidiary of the Company or (iii) participating in any transaction to which the Company or any Subsidiary of the Company is a party or (b) is otherwise a party to any contract, arrangement or understanding with the Company or any Subsidiary of the Company. To the knowledge of the Stockholder, each of the contracts, arrangements or understandings set forth on
         Schedule 3.11 hereto to which the Company or any Subsidiary of the Company is a party provides for terms and conditions that are no less favorable to the Company than could be obtained from a non-Affiliate third-party in an arm's-length transaction.

             Section 3.12.  Absence of Certain Events; No Material
                            --------------------------------------
         Adverse Change.  Except as disclosed in the Commission Documents
         --------------
         filed prior to the date hereof, since the Balance Sheet Date, the Company and its Subsidiaries have conducted their business operations in the ordinary course and there has not occurred any event or condition having or, that the Stockholder believes is likely to have, a Material Adverse Effect on the Company and its Subsidiaries considered as a whole. Without limiting the generality of the foregoing, other than as is disclosed in the Commission Documents filed prior to the date hereof or on Schedule 3.12 hereto, since the Balance Sheet Date there has not occurred:

                   (a) any change or agreement to change the character or nature of the business of the Company or any of its Subsidiaries;

                   (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries (including by merger or otherwise), except in the ordinary course of business;

                   (c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect on the Company and its Subsidiaries considered as a whole;

                   (d) any liability, contract, agreement, license or other commitment entered into or assumed by or on behalf of the Company or any of its Subsidiaries relating to a merger or acquisition or to the business, assets or properties of the Company or any of its Subsidiaries (whether oral or written), except in the ordinary course of business;

                   (e) any loan, advance or capital expenditure by the Company or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

                   (f) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries;

                   (g) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any of its Subsidiaries (other than dividends and distributions declared or paid by its wholly-owned Subsidiaries or by Joint Ventures);

                   (h) other than in connection with the exercise of employee stock options outstanding on the date hereof, any issuance of any shares of capital stock of the Company or any of its Subsidiaries or any other change in the authorized capitalization of the Company or any of its Subsidiaries;

                   (i) other than options granted to employees in the ordinary course of business prior to the date hereof, any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or any of its Subsidiaries; or

                   (j) any increase in the compensation or benefits of any director, officer or other key employee of the Company or any of its Subsidiaries not required by an agreement or plan as in effect on the Balance Sheet Date to any such person.

                   Section 3.13.  Full Disclosure.  All of the statements made
                                  ---------------
         by the Stockholder in this Agreement (including, without limitation, the representations and warranties made by the Stockholder herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) do not (and on the Closing Date shall not) include or contain any untrue statement of a material fact, and do not (and on the Closing Date shall not) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than as is disclosed in the Commission Documents filed prior to the date hereof, there is no material fact as to the Company or its Subsidiaries which the Stockholder has not disclosed to HSNi and which, in the reasonable judgment of the Stockholder, has had or will have a Material Adverse Effect on the Company and its Subsidiaries considered as a whole.


                                    ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF HSNI
                     --------------------------------------

                   HSNi hereby represents and warrants to the Stockholder as follows:

                   Section 4.01.  Organization and Good Standing.
                                  ------------------------------
         HSNi is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole. HSNi has full corporate power and authority to own and manage its properties and to carry on its business as it is now being (and as it is currently proposed to be) conducted. The copies of HSNi's certificate of incorporation (the "HSNi Certificate"), by-laws and other
                             ----------------
         organizational documents and instruments (in each case, as amended and/or restated through the date hereof), heretofore delivered to the Stockholder, are true, complete and correct copies thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted, except as would not result in any Material Adverse Effect on HSNi and its Subsidiaries considered as a whole. All outstanding shares of the capital stock of each HSNi Subsidiary have been validly issued and are fully paid and nonassessable. Except as set forth in the HSNi Form 10-K, there are no outstanding options, warrants, rights, agreements or commitments of any nature whatsoever of any third party to subscribe for or purchase any equity security of any Subsidiary or to cause any Subsidiary to issue any such equity security.

                   Section 4.02.  Capitalization.  The authorized
                                  --------------
         capitalization of HSNi as of the date hereof consists of: 150,000,000 shares of HSNi Common Stock, $.01 par value per share, 30,000,000 shares of HSNi Class B Common Stock, $.01 par value per share ("HSNi
                                                                         ----
         Class B Stock"), and 15,000,000
         -------------
         shares of preferred stock, $.01 par value per share, of HSNi ("HSNi
                                                                        ----
         Preferred Stock"), of which, as of May 1, 1997, there were 36,094,593
         ---------------
         shares of HSNi Common Stock outstanding, 10,225,056 shares of HSNi Class B Stock outstanding and no shares of HSNi Preferred Stock outstanding. All such shares outstanding on the date hereof are, and any shares that will be issued under the HSNi Certificate, when issued, will be, duly authorized, validly issued and fully paid and nonassessable. Other than (a) options to purchase an aggregate of 11,359,592 shares of HSNi Common Stock issued pursuant to employee benefit plans and agreements of HSNi as of April 30, 1997, (b) rights to acquire shares of HSNi Class B Stock and HSNi Common Stock under agreements (the "Liberty Agreements") described in a Joint Proxy
                          ------------------
         Statement/Prospectus dated November 20, 1996 filed by HSNi with the Commission on Form S-4 (the "HSNi Form S-4") and (c) shares of HSNi
                                      -------------
         Common Stock issuable upon exercise or conversion, as the case may be, of Savoy Warrants, Savoy Options, Savoy Debentures, the Savoy Note, HSNi Options and HSNi Debentures (each such term as defined in the HSNi Form S-4), as of the date hereof, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon HSNi requiring or providing for, and there are no outstanding debt or equity securities of HSNi which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by HSNi of any new or additional shares of HSNi Common Stock (or any other securities of HSNi which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of HSNi Common Stock). There are no preemptive or other similar rights available to the existing holders of HSNi Common Stock or other securities of HSNi.

                   Section 4.03. Due Authorization; Execution and Delivery. The
                                 -----------------------------------------
         execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the HSNi Board of Directors (including such authorization as may be required so that no state anti-takeover statute or similar statute or regulation including, without limitation, Section 203 of the Delaware Business Corporation Act, is or becomes operative with respect to this Agreement or the transactions contemplated hereby) and by the requisite consent of HSNi stockholders acting by consent pursuant to HSNi's By-laws and, except for notification requirements under HSNi's By-laws and under Rule 14c-2 under the Exchange Act to deliver the Information Statement to HSNi stockholders at least 20 calendar days prior to consummation of the Exchange, no other corporate proceedings on the part of HSNi are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of HSNi, enforceable against HSNi in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedy of specific performance and injunctive relief may, as the case may be, subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   Section 4.04.  Absence of Breach; No Conflict.  Except as set
                                  ------------------------------
         forth on Schedule 4.04 hereto, the execution, delivery, and performance of this Agreement by HSNi, and the consummation by HSNi of the transactions contemplated hereby, will not (a) give rise to a right to (or otherwise) terminate, accelerate the maturity of or increase any payment due under, conflict with, result in a breach or violation of any of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any approval, waiver or consent under, or result in the creation or imposition of any Lien upon any property or assets of HSNi or any Subsidiary pursuant to the terms of, any note, bond, mortgage, pledge, indenture, deed of trust, lease, agreement, indemnity, obligation, commitment, instrument, franchise, license, certificate or permit to which HSNi or any of its Subsidiaries is a party or by which any of their respective properties or assets may be bound; (b) violate or conflict with any term or provision of the certificate of incorporation, by-laws or equivalent organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of HSNi or any of its Subsidiaries (in each case as in effect on the Closing Date); or (c) violate any judgment, decree, order, writ, statute, rule or regulation of any judicial, arbitral, public, or governmental authority having jurisdiction over HSNi, any of its Subsidiaries or any of their respective properties or assets except as would not result in a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole.

                   Section 4.05.  The HSNi Shares.  The HSNi Shares have been,
                                  ---------------
         and any Additional HSNi Shares will be, duly authorized and legally and validly issued, are (or will be) fully paid and nonassessable.

                   Section 4.06.  Investment Purpose.  HSNi is acquiring
                                  ------------------
         the Shares solely for the purpose of investment and not with view to, or for offer or sale in connection with, any distribution thereof. HSNi acknowledges and understands that the Shares may not be sold except in compliance with the registration requirements of the Securities Act, unless an exemption therefrom is available.

                   HSNi hereby acknowledges and agrees that upon the transfer by the Stockholder of the Shares to HSNi, and until such time as the same is no longer required under the applicable requirements of the Securities Act and the rules and regulations thereunder, the certificates representing the Shares may bear the following legend on the reverse side thereof:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE (THE `SHARES') HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS REGULATING THE SALE OF SECURITIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                   Section 4.07. Brokers. Other than Allen & Company
                                 -------
         Incorporated, the fees of which shall be solely the responsibility of HSNi, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HSNi.

                   Section 4.08. Commission Documents; Financial Information.
                                 -------------------------------------------
         The HSNi Form 10-K in respect of the fiscal year ended December 31, 1996 (the "HSNi Form 10-K"), and each report, schedule, proxy, information statement or registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by HSNi with the Commission following the date thereof and on or before the Closing Date are collectively referred to as the "HSNi Commission Documents". As of their respective filing dates, the HSNi Commission Documents complied (or will comply) in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such HSNi Commission Documents, and as of their respective dates none of the HSNi Commission Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HSNi included in the HSNi Commission Documents comply (or will comply) as of their respective dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates, in all material respects, the consolidated financial position of HSNi and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of HSNi and its Subsidiaries at March 31, 1997 included in the HSNi Form 10-Q filed with the Commission in respect of the fiscal quarter ended March 31, 1997 is hereinafter referred to as the "HSNi Balance Sheet", and March 31, 1997
                                         ------------------
         is hereinafter referred to as the "HSNi Balance Sheet Date."
                                            -----------------------

                   Except as and to the extent expressly set forth in the HSNi Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the HSNi Form 10-K, (i) as of the HSNi Balance Sheet Date, neither HSNi nor its Subsidiaries had any liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since the HSNi Balance Sheet Date, neither HSNi nor any of its Subsidiaries has incurred any such liabilities or obligations other than in the ordinary course of business.

                   Section 4.09. Approvals; Compliance with Laws.
                                 -------------------------------
         (a) Except (i) as set forth on Schedule 3.09(a) hereof and (ii) for any filings, notices, applications and other information as may be required to be made or supplied pursuant to the HSR Act or the Exchange Act, no notices, reports or other filings are required to be made by HSNi, or any of its Subsidiaries with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by HSNi or any of its Subsidiaries from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                   (b) Except as would not result in any Material Adverse Effect on HSNi and its Subsidiaries considered as a whole, the business of HSNi and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws.

                   Section 4.10. Litigation. Except as would not result in any
                                 ----------
         Material Adverse Effect on HSNi and its Subsidiaries considered as a whole, there are no judicial, administrative or arbitral actions, suits, claims, inquiries, investigations or proceedings (whether of a public or private nature) pending or, to the knowledge of HSNi, threatened against HSNi, any of its controlled Affiliates or any of the HSNi Subsidiaries.

                   Section 4.11. Related Party Transactions. Except as disclosed
                                 --------------------------
         in the HSNi Form S-4 or the HSNi Commission Documents, since January 1, 1996, no officer or director of HSNi has borrowed any monies from or has outstanding any indebtedness or other similar obligations to HSNi or any Subsidiary of HSNi. Except as disclosed in the HSNi Form S-4 or the HSNi Commission Documents, since January 1, 1996, no officer or director of HSNi (a) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner or Associate (as such term is defined in Rule 12b-2 under the Exchange Act) of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of HSNi or any Subsidiary of HSNi, (ii) engaged in a business related to the business of HSNi or any Subsidiary of HSNi or (iii) participating in any transaction to which HSNi or any Subsidiary of HSNi is a party or (b) is otherwise a party to any contract, arrangement or understanding with HSNi or any Subsidiary of HSNi.

                   Section 4.12. Absence of Certain Events; No Material Adverse
                                 ----------------------------------------------
         Change. Except as disclosed in the HSNi Form 10-K, since the HSNi
         ------
         Balance Sheet Date HSNi and its Subsidiaries have conducted their business operations in the ordinary course and there has not occurred any event or condition having or, that management believes is likely to have, a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole. Without limiting the generality of the foregoing, other than as is disclosed in the HSNi Commission Documents filed prior to the date hereof or on Schedule 4.11 hereto, since the HSNi Balance Sheet Date there has not occurred:

                   (a) any change or agreement to change the character or nature of the business of HSNi or any of its Subsidiaries;

                   (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of HSNi or its Subsidiaries, except in the ordinary course of business;

                   (c) any waiver or modification by HSNi or any HSNi Subsidiary of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole;

                   (d) any loan, advance or capital expenditure by HSNi or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

                   (e) any change in the accounting principles, methods, practices or procedures followed by HSNi in connection with the business of HSNi or any change in the depreciation or amortization policies or rates theretofore adopted by HSNi in connection with the business of HSNi and its Subsidiaries; or

                   (f) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of HSNi or any HSNi Subsidiary (other than dividends declared or paid by wholly-owned Subsidiaries);

                   (g) other than in connection with the exercise of employee stock options or the conversion of outstanding convertible debt instruments, any issuance of any shares of capital stock of HSNi or any HSNi Subsidiary or any other change in the authorized capitalization of the Company or any HSNi Subsidiary, except as contemplated by this Agreement or the Liberty Agreement; or

                   (h) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of HSNi or any HSNi Subsidiary, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in the ordinary course of business consistent with past practice.

                   Section 4.13.  Full Disclosure.  All of the statements
                                  ---------------
         made by HSNi in this Agreement (including, without limitation, the representations and warranties made by HSNi herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) do not (and on the Closing Date shall not) include or contain any untrue statement of a material fact, and do not (and on the Closing Date shall not) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than as is disclosed in the Form S-4 or the HSNi Commission Documents filed prior to the date hereof, there is no material fact as to HSNi or its Subsidiaries which HSNi has not disclosed to the Stockholder and which, in the reasonable judgment of HSNi, has had or will have a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES
                            ------------------------

                   Section 5.01.  Additional HSNi Shares.  HSNi hereby
                                  ----------------------
         covenants to the Stockholder that it shall reserve and keep available out of its authorized but unissued shares of HSNi Common Stock (including any shares of HSNi Common Stock held by HSNi in its corporate treasury), for the purpose of effecting the adjustment in full of the number of HSNi Shares deliverable hereunder in accordance with Section 2.02 of this Agreement, such number of its duly authorized shares of HSNi Common Stock as shall be sufficient to effect such adjustment.

                   Section 5.02.  Registration Rights.  (a)  HSNi
                                  -------------------
         hereby grants the Stockholder certain registration rights on the basis of one demand registration right for each 4,000,000 shares of Common Stock being exchanged hereunder, together with customary piggyback registration rights relating thereto. Accordingly, HSNi hereby covenants to the Stockholder that following the one year anniversary of the Closing Date, if requested by the Stockholder, it shall be required promptly to cause the HSNi Shares and the Additional HSNi Shares, if any, owned by the Stockholder or his Affiliates to be registered under the Securities Act in order to permit the Stockholder or such Affiliate to sell such shares in one or more (but not more than three) registered public offerings (each, a "Demand Registration"). The Stockholder shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by the Stock-holder and his Affiliates pursuant to any Demand Registration is reduced by more than 50% pursuant to any underwriters' cutback, then the Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of the Stockholder's three Demand Registrations. If the Stockholder requests that any Demand Registration be an underwritten offering, then the

         Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to HSNi. If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then HSNi will include in such registration, first, the securities of the Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined by HSNi). In connection with any Demand Registration or inclusion of the Stockholder's or his Affiliate's shares in a piggyback registration, the Company, the Stockholder and/or his Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by HSNi and the Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by HSNi. HSNi shall not be required to register such shares if the Stockholder would be permitted to sell the HSNi Shares and/or Additional HSNi Shares in the quantities proposed to be sold and at such time under Rule 144 of, or other exemption from, the Securities Act.

                    (b) If HSNi and the Stockholder cannot agree as to what constitutes customary terms within 10 days of the Stockholder's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to HSNi and the Stockholder.

                    Section 5.03. HSR Filings. Following the date hereof, the
                                  -----------
         Stockholder and HSNi shall, and the Stockholder shall use all reasonable efforts to cause the Company to, file promptly any forms required under applicable law and take any other action reasonably requested in connection with obtaining the expiration or termination of the waiting period under the HSR Act.

                    Section 5.04. Access to Information. (a) From the date
                                  ---------------------
         hereof until the Closing, (i) the Stockholder shall use all reasonable efforts to cause the Company and its Subsidiaries and each of the Company's and its Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel (collectively, "Representatives") to, and (ii) HSNi and its Subsidiaries and each of
          ---------------
         HSNi's and its Subsidiaries' Representatives shall: (x) afford the officers, employees and authorized agents, accountants, counsel and representatives of the other party reasonable access to its offices, properties, plants, other facilities, books and records and to those officers, directors, employees, agents, accountants and counsel who have any knowledge relating to its business and (y) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the other party such additional financial and operating data and other information regarding its assets, properties and goodwill as the other party may from time to time reasonably request. All information obtained by a party or its Representatives pursuant to this Section 5.04 shall be kept confidential in accordance with the provisions of Article XII hereof.

                    Section 5.05. Further Action. Each of the parties hereto
                                  --------------
         shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement (including, without limitation, promptly preparing, filing with the Commission and mailing to stockholders, in the case of HSNi, the Information Statement and, in the case of the Stockholder (and to the extent required), the Company Information Statement). HSNi and the Stockholder shall, and the Stockholder shall use all reasonable efforts to cause the Company to
         (a) cooperate with the parties hereto in order to obtain any consents (including, without limitation, the Bank Consent) required to be obtained or to otherwise take action to effectuate the transactions contemplated hereby (including without limitation refinancing the Credit Agreement on terms reasonably acceptable to the Company and HSNi (the "Bank Refinancing") if the Bank Consent is not obtained) and (b) take such action as is required so as to cause the representations and warranties made by such party to be true at and as of the Closing, the covenants contained herein to be complied with and the conditions to the parties' obligations to proceed to the Closing to be satisfied.

                    Section 5.06. Conduct of Business. Except as contemplated by
                                  -------------------
         this Agreement, during the period from the date of this Agreement to the Closing, the Stockholder shall use all reasonable efforts to cause the Company and its Subsidiaries to carry on their businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, the Stockholder shall use all reasonable efforts to cause the Company and its Subsidiaries not to (without the consent of HSNi) take any action that would cause the representations and warranties made in paragraphs (a) through (j) of Section 3.12 to be untrue. In addition, as an accommodation to HSNi to facilitate an orderly transition, the Stockholder will continue to serve as Chairman of the Company for a period not to exceed six months following the Closing.

                    Section 5.07. Tag-Along Rights. HSNi hereby confirms that it
                                  ----------------
         has been informed of the "Tag-Along Rights" provided for in the Shareholders Agreement and hereby agrees, subject to the accuracy of the last two sentences of Section 3.05(b) of this Agreement, to purchase shares of Common Stock from those Company shareholders who exercise their "Tag-Along Rights" in accordance with the terms of the Shareholders Agreement and will provide demand registration rights to such holders on the basis of one demand registration right for each 4,000,000 shares of Common Stock sold to HSNi pursuant to such tag-along right. In addition, to the extent any such exchanging holder receives under this Agreement more than 1% of HSNi's outstanding equity securities, such holder shall be permitted to "piggyback" on any demand registration by the Stockholder if at the time thereof such holder cannot sell his or its HSNi shares received pursuant to his or its tag-along right under Rule 144 under the Securities Act (or its equivalent) without volume limitation. The Stockholder shall be solely responsible for giving notices to such holders in connection with any such registration.

                    Section 5.08. Stockholders Agreement. In connection with the
                                  ----------------------
         Closing, the Stockholder shall enter into the Stockholders Agreement attached hereto as Exhibit A (the "Stockholders Agreement") with the
                                            ----------------------
         parties thereto. HSNi shall use all reasonable efforts to cause Diller and Liberty Media Corporation to enter into the Stockholders Agreement.

                                  ARTICLE VI

                                   DIRECTORS
                                   ---------

                    Section 6.01. Director Election. Prior to the Closing, the
                                  -----------------
         Stockholder shall use all reasonable efforts to cause the directors of the Company and the Company to exercise all authority under applicable law (including, without limitation, if required, preparing, filing and mailing to the Company's stockholders an information statement (the "Company Information Statement") in accordance with Rule 14f-1 under
          -----------------------------
         the Exchange Act) so that, effective upon the Closing, the Board of Directors of the Company shall consist of up to a majority of persons designated by HSNi (the precise number of which shall be determined by HSNi). Such designees shall be reasonably satisfactory to the Company's directors in the exercise of their fiduciary duties to the Company's stockholders. HSNi shall cooperate with the Company and shall provide to the Company the information required to be contained in the Company Information Statement, to the extent the Company Information Statement is required under the Exchange Act, concerning the persons proposed by HSNi to serve as Company directors.

                    Section 6.02. HSNi Director Appointment. Prior to the
                                  -------------------------
         Closing, HSNi shall take such action under applicable law so that, effective upon the Closing, the Stockholder shall be elected to serve as a director of HSNi. Subject to applicable law (including the rules and regulations of the FCC), so long as the Stockholder has not disposed of one-third or more of the HSNi Shares acquired hereunder (appropriately adjusted for stock splits, stock dividends, combinations, reorganizations and the like), other than to his Permitted Transferees (provided that at all times the Stockholder is the beneficial owner of at least 5% of HSNi's outstanding equity securities (assuming for this purpose that all HSNi equity securities issuable under the Liberty Agreements are outstanding)), HSNi shall take all necessary action to cause the Stockholder (or a designee of the Stockholder acceptable to HSNi) to be included in the slate of nominees recommended by the HSNi Board and shall use all reasonable efforts to cause the election of the Stockholder or such designee.

                                  ARTICLE VII

                            CLOSING; SECOND CLOSING
                            -----------------------

                    Section 7.01. Closing. Subject to the provisions of Articles
                                  -------
         VIII and IX hereof and unless otherwise agreed by the parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen &
          -------
         Katz, 51 W. 52nd Street, New York, New York at 10:00 a.m., Eastern time, on July 9, 1997; provided, however, that if the conditions set
                                --------  -------
         forth in Sections 8.03, 8.05, 8.09, 9.06, 9.07 and 9.08 shall not have been satisfied or, where legally permissible, waived by such date, the Closing shall occur on the second Business Day after the last of such conditions has been satisfied or waived, at such time and place as is specified above. The date of the Closing is referred to in this Agreement as the "Closing Date."
                           ------------

                    Section 7.02. Deliveries. At or prior to the Closing, the
                                  ----------
         parties shall deliver all documents, instruments, certificates and writings required to be executed and delivered by them at or prior to the Closing pursuant to this Agreement.

                    Section 7.03. Second Closing. If an adjustment in the number
                                  --------------
         of HSNi Shares to be delivered in the Exchange is required to be made under Section 2.02(b), a second closing (the "Second Closing") shall
                                                       --------------
         take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 W. 52nd Street, New York, New York at 10:00 a.m., Eastern time, on the fifth Business Day following the determination of the number of Additional HSNi Shares to be delivered in accordance with Section 2.02(b).

                    Section 7.04. Deliveries at Second Closing. At the Second
                                  ----------------------------
         Closing, HSNi shall deliver to the Stockholder, against receipt therefor, certificates representing the Additional HSNi Shares and/or the FCC Excess Shares bearing a legend as set forth in Section 3.06.


                                 ARTICLE VIII

                  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
           THE STOCKHOLDER TO EXCHANGE, SELL AND DELIVER THE SHARES
           --------------------------------------------------------

                    The obligations hereunder of the Stockholder to exchange, sell and deliver the Shares to HSNi, and accept delivery of the HSNi Shares, are subject to the satisfaction, at or before the Closing, of each of the following conditions set forth in Section 8.01 through Section 8.10 below. These conditions are for the Stockholder's sole benefit and may be waived by the Stockholder (in whole or in part) at any time in his sole discretion.

                    Section 8.01. Accuracy of HSNi's Representations and
                                  --------------------------------------
         Warranties. The representations and warranties of HSNi contained in
         ----------
         Article IV hereof shall be true and correct as of the date when made and as of the Closing Date, as though made on such date (except that representations and warranties made as of a specific date need be true and correct only as of such date), and the Stockholder shall have received a certificate attesting thereto signed by a duly authorized officer or agent of HSNi.

                    Section 8.02. Performance by HSNi. HSNi shall have
                                  -------------------
         performed, satisfied and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it on or prior to the Closing Date, and the Stockholder shall have received a certificate attesting thereto signed by a duly authorized officer or agent of HSNi.

                    Section 8.03. HSR Act. The waiting periods under the HSR Act
                                  -------
         applicable to the Stockholder's acquisition of the HSNi Shares and to HSNi's acquisition of the Shares shall have expired or have been earlier terminated.

                    Section 8.04. No Injunction. No temporary, preliminary or
                                  -------------
         permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of any of the transactions contemplated by this Agreement.

                    Section 8.05. Information Statements. Twenty calendar days
                                  ----------------------
         shall have elapsed from the mailing of the Information Statement to HSNi stockholders, and, if required under the Exchange Act, 10 calendar days shall have elapsed from the mailing of the Company Information Statement to the Company's stockholders.

                    Section 8.06. Stockholders Agreement. The Stockholders
                                  ----------------------
         Agreement shall be executed and delivered by Diller and Liberty Media Corporation.

                    Section 8.07. No Adverse Action or Decision. There shall be
                                  -----------------------------
         no action, suit, investigation or proceeding pending with, or to the knowledge of the Stockholder, threatened by, any public or governmental authority, against or affecting HSNi or the Stockholder or their respective properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, or (b) challenges the validity or legality of any transactions contemplated by this Agreement or seeks to recover damages or to obtain other relief in connection with any such transactions.

                    Section 8.08. No Material Adverse Effect.
                                  --------------------------

                    (a) There shall not have occurred and there shall not otherwise exist any condition, event or development having, or likely to have (in the reasonable judgment of the Stockholder), a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole.

                    (b) Diller shall not have ceased serving HSNi as its Chief Executive Officer and Chairman of the Board.

                    Section 8.09. Approvals and Consents. HSNi shall have duly
                                  ----------------------
         obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regula tory authorities necessary for the consummation of the transactions contemplated hereby. The Bank Consent shall have been obtained or, in lieu thereof, the Bank Refinancing shall have been effected.

                    Section 8.10. Proceedings. All corporate and other
                                  -----------
         proceedings to be taken by HSNi in connection with the transactions contemplated by this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to the Stockholder and his legal counsel, and the Stockholder and his legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

                                  ARTICLE IX

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
               OF HSNI TO EXCHANGE, ISSUE AND DELIVER THE SHARES
               -------------------------------------------------

                    The obligations of HSNi hereunder to exchange, issue and deliver the HSNi Shares, and accept delivery of the Shares, are subject to the satisfaction, at or before the Closing, of each of the following conditions set forth in Section 9.01 through Section 9.08 below. These conditions are for HSNi's sole benefit and may be waived (in whole or in part) at any time in its sole discretion.

                    Section 9.01. Accuracy of the Stockholder's Representations
                                  ---------------------------------------------
         and Warranties. The representations and warranties of the Stockholder
         --------------
         contained in Article III hereof shall be true and correct as of the date when made and as of the Closing Date, as though made on such date (except that representations and warranties made as of a specific date need be true and correct only as of such date), and HSNi shall have received a certificate attesting thereto signed by the Stockholder.

                    Section 9.02. Performance by the Stockholder. The
                                  ------------------------------
         Stockholder shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the Closing Date, and HSNi shall have received a certificate attesting thereto signed by the Stockholder.

                    Section 9.03. No Adverse Action or Decision. There shall be
                                  -----------------------------
         no action, suit, investigation or proceeding pending with, or to the knowledge of HSNi, threatened by, any public or governmental authority, against or affecting the Company or its properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, or (b) challenges the validity or legality of any transactions contemplated by this Agreement or seeks to recover damages or to obtain other relief in connection with any such transactions.

                    Section 9.04. No Material Adverse Effect. There shall not
                                  --------------------------
         have occurred and there shall not otherwise exist any condition, event or development having, or likely to have (in the reasonable judgment of HSNi), a Material Adverse Effect on the Company and its Subsidiaries considered as a whole.

                    Section 9.05. No Injunction. No temporary, preliminary or
                                  -------------
         permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued or threatened which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of any of the transactions contemplated by this Agreement.

                    Section 9.06. Approvals and Consents. The Company and the
                                  ----------------------
         Stockholder, as applicable, shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory authorities necessary for the consummation of the transactions contemplated hereby. The Bank Consent shall have been obtained or, in lieu thereof, the Bank Refinancing shall have been effected.

                    Section 9.07. HSR Act. The waiting periods under the HSR Act
                                  -------
         applicable to the Stockholder's acquisition of the HSNi Shares and to HSNI's acquisition of the Shares shall have expired or have been earlier terminated.

                    Section 9.08. Information Statements. Twenty calendar days
                                  ----------------------
         shall have elapsed from the mailing of the Information Statement to HSNi stockholders, and, if required under the Exchange Act, 10 calendar days shall have elapsed from the mailing of the Company Information Statement to the Company's stockholders.

                    Section 9.09. Proceedings. All corporate and other
                                  -----------
         proceedings to be taken by the Company in connection with the transactions contemplated by this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to HSNi and its legal counsel, and HSNi and its legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.


                                   ARTICLE X

                             TERMINATION; EXPENSES
                             ---------------------

                    Section 10.01. Termination by Mutual Written Consent. This
                                   -------------------------------------
         Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason, at any time prior to the Closing Date, by the mutual written consent of the Stockholder and HSNi.

                    Section 10.02. Termination by the Stockholder or HSNi. This
                                   --------------------------------------
         Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Stockholder or HSNi if and to the extent that (a) the Closing shall not have occurred at or prior to 5:00 p.m., Eastern time, on December 31, 1997; provided, however, that the
                                                   --------  -------
         right to terminate this Agreement under this Section 10.02 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or (b) any court or governmental authority of competent jurisdiction shall have issued an order, decree, writ or ruling or taken any other action, or there shall be in effect any statute, rule or regulation, temporarily, preliminarily or permanently restraining, enjoining or otherwise prohibiting the Exchange or the consummation of the transactions contemplated by this Agreement.

                    Section 10.03. Termination by HSNi. This Agreement may be
                                   -------------------
         terminated and the transactions contemplated hereby may be abandoned by action of HSNi, if (a) the Stockholder shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Stockholder at or prior to such date of termination, and the Stockholder shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a misrepresentation or breach by the Stockholder with respect to any representation or warranty made by him in this Agreement which would entitle HSNi not to consummate the transactions contemplated hereby under Article IX and such misrepresentation or breach cannot be cured prior to the Closing Date, or (c) there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect on the Company and its Subsidiaries considered as a whole.

                    Section 10.04. Termination by the Stockholder. This
                                   ------------------------------
         Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Stockholder, at any time prior to the Closing Date, if (a) HSNi shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by HSNi at or prior to such date of termination and HSNi shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a misrepresentation or breach by HSNi with respect to any representation or warranty made by it in this Agreement which would entitle the Stockholder not to consummate the transactions contemplated hereby under Article VIII and such misrepresentation or breach cannot be cured prior to the Closing Date, (c) there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect on HSNi and its Subsidiaries considered as a whole, or (d) Diller shall have ceased serving HSNi as its Chief Executive Officer and Chairman of the Board.

                   Section 10.05.  Expenses.  Except as provided in Section 3.7
                                   --------
         hereof, each party shall be responsible for the payment of any expenses incurred by such party (including fees and expenses of counsel) incurred in connection with this Agreement and the transactions contemplated hereby.


                                    ARTICLE XI

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
             -----------------------------------------------------

                   Except as set forth below in the proviso to this Article XI, the representations and warranties of the parties set forth in this Agreement shall not survive the Closing Date; provided, however, that
                                                       --------  -------
         (a) the representations and warranties of the Stockholder set forth in Sections 3.03, 3.05, 3.06 and 3.07 of this Agreement shall survive the Closing Date indefinitely, and (b) the representations and warranties of HSNi set forth in Sections 4.03, 4.05, 4.06 and 4.07 of this Agreement shall survive the Closing Date and continue indefinitely. All covenants of the parties contained in this Agreement that contemplate action following the Closing shall survive the Closing; all other covenants shall terminate at the Closing.


                                  ARTICLE XII

                                CONFIDENTIALITY
                                ---------------

                   Each party hereto agrees that any nonpublic information heretofore delivered, provided or made available to it or to be provided to it in the future, shall not be used to the detriment of HSNi, the Company or any of their respective Subsidiaries or their business or operations and shall be kept confidential and not disclosed to any third party; provided,
                                                                 --------
         however, that disclosure of such information may be made (a) to any
         -------
         officers, directors, general partners, representatives, shareholders, agents, employees, Affiliates and Associates of the person receiving such information who agree to keep the nonpublic information confidential to the same extent and degree as provided herein, or (b) to the extent the same: (i) shall be or hereinafter become publicly available other than as a result of a disclosure by the party receiving such information; (ii) was lawfully available to the party receiving such information prior to its having received such information; (iii) becomes available to the party receiving such information from a source other than the party providing such information, provided such source is not known to the receiving party to be bound by a duty of confidentiality to the party providing such information; or (iv) shall be required to be disclosed by law or during the course of or in connection with any litigation or other proceeding, provided that the party so required to make disclosure shall notify the party provided such information of its obligation to disclose such information and shall fully cooperate with the party which provided such information in order to protect such confidentiality, or (c) by any party in connection with the enforcement of its rights hereunder (to the minimum extent necessary to enforce such rights, as determined in good faith by the party seeking to enforce such right).


                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

                   Section 13.01.  Notices.  Except as otherwise provided
                                   -------
         herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by telecopy and confirmed by telecopy answerback, addressed as follows:



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

                   (a)       If to the Stockholder, to:
                             -------------------------

                             Paul G. Allen
                             c/o William Savoy
                             110 110th Avenue, NE
                             Suite 500
                             Bellevue, Washington 98004
                             Telephone:  (206) 453-1940
                             Telecopy:   (206) 453-1985

                             With a copy to:

                             Irell & Manella
                             1800 Avenue of the Stars
                             Suite 900
                             Los Angeles, California 90067
                             Telephone:  (310) 203-7069
                             Telecopy:   (310) 282-5669

                             Attention:  Al Segel

                   (b)       If to HSNi, to:
                             --------------

                             HSN, Inc.
                             2501 118th Avenue North
                             St. Petersburg, Florida  33716
                             Telephone:  (813) 572-8585
                             Telecopy:   (813) 556-6882

                             Attention:  James G. Gallagher

                             With a copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 W. 52nd Street
                             New York, New York  10019
                             Telephone:  (212) 403-1000
                             Telecopy:   (212) 403-2000

                             Attention:  Pamela S. Seymon

         or at such other address as may be substituted by notice given as herein provided. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on (A) the date on which personally delivered, with receipt acknowledged, (B) the date on which telecopied and confirmed by telecopy answerback, (C) the next Business Day if delivered by overnight or express mail, courier or delivery service, or (D) three Business Days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                   Section 13.02.  Entire Agreement.  This Agreement
                                   ----------------
         (together with the annex, schedules and exhibits hereto which are incorporated by reference herein) together with the Stockholders Agreement represent the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                   Section 13.03.  Successors and Assigns.  This Agreement
                                   ----------------------
         shall be binding upon the parties hereto and their respective successors and permitted assigns. Neither the Stockholder nor HSNi may assign its rights hereunder without the prior written consent of the other party hereto.

                   Section 13.04.  Paragraph Headings.  The paragraph headings
                                   ------------------
         contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

                   Section 13.05.  Reasonable Efforts.  Whenever in this
                                   ------------------
         Agreement the Stockholder is required to use all reasonable efforts to cause the Company to take or refrain from taking any action, the Stockholder shall not be required to breach his fiduciary duties to the Company in causing the Company to take or refrain from taking such action. Notwithstanding the foregoing, in the event the Company fails to comply with the covenants contained herein despite the Stockholder's efforts, for purposes of HSNi's rights under this Agreement, such failure shall be a breach of the applicable covenant, permitting, to the full extent of HSNi's rights under this Agreement, HSNi to terminate this Agreement, and there shall be no liability on the part of the

         Stockholder for the Company's failure (provided the Stockholder acts in good faith).

                   Section 13.06.  Applicable Law.  This Agreement shall
                                   --------------
         be governed by, construed and enforced in accordance with the laws of the State of New York, applicable to contracts to be made, executed, delivered and performed wholly within such state, and in any case, without regard to the conflicts of law principles of such state.

                   Section 13.07. Severability. If at any time subsequent to the
                                  ------------
         date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                   Section 13.08.  Equitable Remedies.  The parties hereto
                                   ------------------
         agree that irreparable harm would occur in the event that any of the covenants contained in this Agreement were not performed in all material respects by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches and violations of any of the covenants contained in this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

                   Section 13.09.  No Waiver.  The failure of any party at any
                                   ---------
         time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                   Section 13.10.  Counterparts.  This Agreement may be executed
                                   ------------
         in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

                   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.



                                          PAUL G. ALLEN



                                          By /s/ Paul G. Allen
                                            -----------------------------
                                            William Savoy
                                            Attorney in Fact


                                          HSN, INC.



                                          By /s/Victor Kaufman
                                            -----------------------------
                                            Name:  Office of the Chairman